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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2005

BROADVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
000-28252 (Commission File No.)	94-3184303 (IRS Employer Identification No.)
585 Broadway Redwood City, CA 94063 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (650) 261-5100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On July 25, 2005, BroadVision, Inc., a Delaware corporation ("BroadVision"), Bravo Holdco, an exempted company with limited liability incorporated under the laws of the Cayman Islands ("Bravo Holdco") and Bravo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Bravo Holdco ("Merger Sub"), entered into an Agreement and Plan of Merger dated as of July 25, 2005 (the "Merger Agreement"), pursuant to which, subject to satisfaction or waiver of the conditions therein, it is intended that BroadVision will merge with and into Merger Sub, and the separate corporate existence of BroadVision will thereupon cease, but Bravo Holdco may, at its option, elect to amend the Merger Agreement to provide for the merger of (i) Merger Sub or any other affiliate of Bravo Holdco or any affiliate of Bravo Holdco's majority stockholder, Vector Capital Corporation ("Vector"), with and into the Company, or (ii) the Company with and into any other affiliate of Bravo Holdco or Vector (the "Merger").

        Under the terms of the Merger Agreement, the holders of shares of common stock of BroadVision (other than stockholders who exercise appraisal rights under Delaware law) that are outstanding immediately prior to the consummation of the Merger will receive $0.84 in cash for each share of BroadVision common stock at the time of consummation of the Merger (the "Effective Time"). In addition, at the Effective Time, each vested BroadVision stock option that is outstanding immediately prior to the consummation of the Merger will be automatically converted into an amount in cash equal to, for each share of common stock of BroadVision underlying such option, the excess (if any) of $0.84 over the per share exercise price of such option.

        The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of BroadVision's common stock, customary regulatory approvals and other closing conditions. In order to induce Bravo Holdco to enter into the Merger Agreement, Dr. Pehong Chen, BroadVision's Chairman, President and Chief Executive Officer, on behalf of himself and a trust of which he is a Trustee (the "Chen Trust"), has entered into a voting agreement with Bravo Holdco pursuant to which Dr. Chen has agreed, among other things, to vote all shares of BroadVision common stock held by himself and the Chen Trust in favor of the Merger and the adoption of the Merger Agreement. Dr. Chen and the Chen Trust hold an aggregate of 5,874,985 shares of BroadVision's common stock (or approximately 17% of the outstanding shares of BroadVision's common stock on July 25, 2005) and options to purchase an additional 2,757,551 shares of common stock.

        The Merger Agreement contains certain termination rights and expense reimbursement provisions in favor of both BroadVision and Bravo Holdco. Upon termination of the Merger Agreement under certain specified conditions, BroadVision may be required to reimburse Bravo Holdco's documented transaction expenses, up to a maximum of $980,000. Upon termination of the Merger Agreement under certain other specified conditions, BroadVision may be required to pay Bravo Holdco the greater of (i) this expense reimbursement or (ii) a termination fee of $862,600.

        The Merger is expected to close in the late third or fourth quarter of 2005; however, there can be no assurance that the Merger will be consummated in that time period or at all.

        In connection with the execution and delivery of the Merger Agreement, Vector entered into a letter agreement in favor of Bravo Holdco and BroadVision pursuant to which, among other things, Vector committed to invest funds in Bravo Holdco as a source of funding for the Merger. Vector's commitment is conditioned only upon the prior fulfillment or waiver of each and all of the conditions precedent to Bravo Holdco's and Merger Sub's obligations to consummate the Merger under the Merger Agreement.

        Vector has expressed its desire to have Dr. Chen remain involved with the Company after the Merger and has entered into an arrangement with Dr. Chen under which Dr. Chen may purchase up to 9.5% of the equity securities of Bravo Holdco.

        On July 25, 2005, BroadVision entered into an agreement with certain of the holders (the "Noteholders") of the Company's outstanding convertible notes, which BroadVision originally issued pursuant to the terms of a Securities Purchase Agreement dated as of November 10, 2004 (the "Purchase Agreement"), regarding the treatment in connection with the Merger of the convertible notes (the "Notes") and warrants (the "Warrants") issued to the Noteholders under the Purchase Agreement. Under the terms of the Noteholder Agreement, all principal and accrued interest on the Notes that is outstanding at the effective time of the Merger, together with certain other amounts payable to the Noteholders, will be repaid within one business day following the Effective Time of the Merger (the "Note Repayment") and the Notes and Warrants will be extinguished. Subject to BroadVision's performance of its obligations under the Noteholder Agreement, the Noteholders have consented to the completion of the Merger.

        The descriptions contained in this Item 1.01 of certain terms of the Merger Agreement and Noteholder Agreement, and the transactions contemplated thereby, are qualified in their entirety by reference to the full text of the Merger Agreement and Noteholder Agreement, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2005, by and among Bravo Holdco, Bravo Merger Sub, LLC and BroadVision, Inc.
10.1	Noteholder Agreement, dated as of July 25, 2005, by and among BroadVision, Inc., Portside Growth & Opportunity Fund and Kings Road Investments Ltd.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.
Dated: July 29, 2005	By:	/s/ PEHONG CHEN Pehong Chen President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2005, by and among Bravo Holdco, Bravo Merger Sub, LLC and BroadVision, Inc.
10.1	Noteholder Agreement, dated as of July 25, 2005, by and among BroadVision, Inc., Portside Growth & Opportunity Fund and Kings Road Investments Ltd.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS